UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2026, SKYX Platforms Corp. (the “Company”), Lumineer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Deako, Inc., a Delaware corporation (“Deako”), and WT Representative LLC, a Delaware limited liability company, as the Securityholders’ Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, subject to satisfaction of customary conditions, Merger Sub will merge with and into Deako, with Deako surviving as a wholly-owned subsidiary of the Company (the “Merger”). Deako is an AI smart home and lighting systems company based in Seattle, Washington. Deako’s core product is a modular plug and play smart home and light switch system, including smart switches, and AI intelligence that enables homeowners to personalize their lighting without an electrician.

As consideration for the Merger, the Company will issue 18.46% of the Company’s outstanding shares totaling 25,000,000 shares of the Company’s common stock, no par value per share (the “Merger Shares”), which will be subject to a 12 month lock up, with 25% of the Merger Shares being released from such transfer restrictions on each of the dates that are 12 months, 15 months, 18 months, and 21 months after the closing date of the Merger, and will be held in escrow on behalf of certain senior lenders of Deako (the “Senior Lenders”). The Senior Lenders have agreed to sell the Merger Shares pursuant to a Rule 10b5-1 trading plan. Following the receipt of sale proceeds by the Senior Lenders and payment of certain expenses, fees, and indemnification claims, any remaining Merger Shares, if any, will be distributed to the pre-Merger securityholders of Deako.

In addition, the Company has paid or will pay to the Senior Lenders, on behalf of Deako, an aggregate of $4,000,000 in cash, of which $2,000,000 was paid upon signing of the Merger Agreement and $2,000,000 is payable upon closing of the Merger, and will deliver to the Senior Lenders senior secured promissory notes in an aggregate principal amount of $8,500,000, of which $2,250,000 will be due on the 120th day following the closing date of the Merger and the remaining amount will be due on the 12 month anniversary of the closing date of the Merger. The note is secured by the Company’s personal property and will bear interest at a rate of 12.0% per annum.

The Merger Agreement includes customary representations, warranties, indemnification provisions, covenants, conditions and other agreements, including conduct-of-business restrictions during the period between signing and closing, certain registration rights relating to the Merger Shares, and non-solicitation provisions limiting Deako from seeking or engaging in alternative acquisition proposals. The Merger Agreement also contains certain customary termination rights, including termination by either party if the conditions to closing the Merger Agreement have not been met or waived by October 31, 2026. In addition, the Company will be repaid for the $2,000,000 cash payment made to the Senior Lenders at signing if the Merger does not close in certain circumstances, including due to Deako’s material breach of the Merger Agreement. The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of customary closing conditions, including approval of the Merger Agreement by Deako’s securityholders. In connection with closing of the Merger, the Company has also agreed to enter into an employment agreement with the Chief Executive Officer of Deako.

The foregoing summary of the Merger Agreement, the promissory note and other Merger-related documents does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement and the form of promissory note, a copy of each of which is filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The Merger Agreement has been included with this Current Report to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company, Deako, or any of the other parties to the Merger or the consideration to be paid in the Merger or such Merger Agreement. The representations, warranties, covenants and agreements contained in the Merger Agreement, which are made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Deako, or any of the other parties to the Merger. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Company also agreed to issue 250,000 shares to a broker of Deako in connection with the Merger. The issuance of the Merger Shares and the shares to the broker were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as transactions by the Company not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On September 10, 2026, the Company will hold an investor call at 8:30 a.m. Eastern Time, as further described in the Company’s press release described in Item 8.01 of this Current Report.

Item 8.01	Other Events.

On September 10, 2026, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this Current Report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target,” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside of the Company’s control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Merger Agreement or the Merger, the outcome of any litigation that the Company or Deako may become subject to relating to the Merger, the extent of, and the time necessary to obtain, any regulatory approvals that may be required for completion of the Merger, risks of disruption to the Company’s business as a result of the public announcement of the Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or other agreements relating to the Merger, an inability to complete the Merger in a timely manner or at all, including due to a failure of any condition to the closing of the Merger to be satisfied or waived by the applicable party, a decline in the market price for the Company’s common stock if the Merger is not completed, risks that the Merger disrupts current plans and operations of the Company or Deako and potential difficulties in Company or Deako employee retention as a result of the Merger, the Company’s ability to pay the interest and principal on the promissory notes to be issued in connection with the Merger, and the ability to implement business plans, forecasts and other expectations after the completion of the Merger, realize the intended benefits of the Merger, and identify and realize additional opportunities following the Merger, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated September 9, 2026, by and among SKYX Platforms Corp., Lumineer Merger Sub, Inc., Deako, Inc., and WT Representative LLC, as the Securityholders’ Representative.
10.1*	Form of Senior Secured Promissory Note.
99.1	Press Release, dated September 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: September 10, 2026	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Chief Executive Officer